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                                                                    EXHIBIT 10.1


       ANNUAL INCENTIVE PLAN FOR CORPORATE AND BUSINESS UNIT MANAGEMENT
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                         OF GENERAL SIGNAL CORPORATION
                         -----------------------------

                           Effective January 1, 1997

  1.  PURPOSE
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     The purpose of the Annual Incentive Plan (the "Plan") for Corporate and
Business Unit management of General Signal Corporation ("Corporation") is to motivate and retain those key management personnel who are most responsible for achieving annual business objectives. Certain capitalized terms used in the Plan are defined in Section 11.

  2.  ELIGIBILITY AND PARTICIPATION
      -----------------------------

     The Chairman of the Board of Directors of the Corporation ("Chairman") will designate key managers ("Participants") to participate in the Plan. Participants are generally expected to be officers of the Corporation, key members of the corporate staff, unit presidents, and key management reporting directly to unit presidents.

  3.  TARGET AWARDS
      -------------

     The Chairman determines the size of the award opportunity, expressed as a percentage of Base Salary ("Target Award") available to each Participant based on market level compensation for the position that the Participant holds. The Target Awards for officers of the Corporation are subject to the approval of the Board of Directors (the "Board"). The Target Awards for unit presidents are subject to the approval of the P&C Committee. At the beginning of the Performance Period, each Participant will be notified that (i) he or she has been granted the opportunity to earn a bonus under the Plan (a "Cash Award"),
(ii) the specific EVA Performance Target for the applicable business unit or for the Corporation applicable to the Participant for the Performance Period, and
(iii) his or her Target Award, as determined by the Chairman.
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  4.  CHANGES TO TARGET AWARD
      -----------------------

     During the term of the Plan, the Target Award may be changed at the discretion of the Chairman for Participants other than officers and presidents, if a transfer, a promotion, or a significant increase or decrease in responsibility is determined by the Chairman to warrant such a change. Changes to the Target Award for officers of the Corporation are subject to the approval of the Board. Changes to the Target Award for unit presidents are subject to the approval of the P&C Committee. Notwithstanding the foregoing, no such change that is adverse to Participants may be made at the request of a third party that is seeking to effect a Change in Control or otherwise in connection with or in anticipation of a Change in Control.

  5.  EVA PERFORMANCE TARGETS
      -----------------------

     The Cash Award paid to a Participant for a Performance Period will equal
(i) the Target Award, multiplied by (ii) the Performance Percentage, multiplied by (iii) the Participant's Actual Base Salary for the Performance Period. The "Performance Percentage" means 100% if 100% of the EVA Performance Target is achieved. If the EVA Performance Target is exceeded, the "Performances Percentage" means 100% plus three percentage points for each percentage point of EVA achievement above the EVA Performance Target, but the Performance Percentage shall not be more than 200%. If the EVA Performance Target is not met, the "Performance Percentage" means 100% minus three percentage points for each percentage point of EVA achievement under the EVA Performance Target (but not less than 0%).

     Once established, EVA Performance Targets will generally remain fixed during the applicable Performance Period. However, the Chairman with the approval of the P&C Committee may adjust EVA Performance Targets during, or at the end of, the Performance Period. Reasons for such a change include, but are not limited to, the following: a reconfiguration of one or more business units, acquisitions or divestitures, and/or significant market changes. Notwithstanding the foregoing, no such change that is adverse to Participants may be made at the request of a third party that is seeking to effect a Change in Control or otherwise in connection with or in anticipation of a Change in Control.

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  6.  PAYMENT OF  CASH AWARDS
      -----------------------

     Payment of Cash Awards will be made no later than the March 15th of the year following the Performance Period. Cash Awards will be calculated on Actual Base Salary paid for the time the Participant actually participated in the Plan during the Performance Period.

     Except in the event of a Change in Control, no vested interest in any payment under the Plan will accrue during the Performance Period. Cash Awards will not be paid to any Participant who resigns or whose employment is terminated, with or without cause, prior to the end of the applicable Performance Period, except to the extent approved by the Chairman, subject to required approvals by the Board (in the case of Cash Awards to officers of the Corporation) or by the P&C Committee (in the case of Cash Awards to unit presidents).

     Exceptions:   Notwithstanding the foregoing, if a Participant terminates
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due to death, Disability, Retirement, transfer into a position which is ineligible for participation, or for other circumstances approved by the Chairman, the pro rata award amount earned through such event will be paid following the Performance Period in accordance with the Actual Base Salary paid up to the date of such event. If a Participant transfers to a position in another business unit of the Corporation in which he or she remains eligible to be a Participant, the Cash Award will be calculated based on the Participant's Actual Base Salary and by prorating each business unit's EVA for the time the Participant spent in each business unit during the Performance Period.

     Participants may elect to defer receipt of Cash Awards, under the Corporation's Deferred Compensation Plan or any successor thereto, to the extent such a plan is in effect from time to time and the Participant is eligible to participate therein under the terms of such plan.

  7.  CHANGE IN CONTROL
      -----------------

     If there is a Change in Control of the Corporation, each Participant will become immediately vested in, and entitled to, payment of the Cash Award calculated as (i) the Target Award, multiplied by (ii) the Performance Percentage, as defined in Section 5 above, based upon the Participant's Target Award as in effect immediately before the Change in

Control and upon the actual EVA achievement relative to the EVA Performance Target during the portion of the Performance Period ending at the end of the fiscal month immediately preceding the date of the Change in Control, multiplied by (iii) the aggregate amount of the Participant's Actual Base Salary for the portion of the Performance Period ending on the day immediately preceding the date of the Change in Control; provided, that the Performance Percentage may not exceed 200%. Payment of Cash Awards will be made no later than 30 days after the date of the Change in Control. Upon a Change in Control, a Participant's election to defer receipt of Cash Awards shall remain in full force and effect.

  8.  ADMINISTRATION
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     Subject to the authority of the P&C Committee and the Board as specified in this Plan, the Chairman has full authority to interpret the Plan, to establish any rules or regulations relating to the Plan which he or she deems to be appropriate, and to make any other determination which he or she believes necessary or advisable for the proper administration of the Plan, including termination of the Plan. Notwithstanding the foregoing, the Plan may not be amended or terminated in any manner that adversely affects the rights of any Participant without that Participant's consent following a Change in Control, at the request of a third party that is seeking to effect a Change in Control or otherwise in connection with or in anticipation of a Change in Control.

  9.  ADDITIONAL PROVISIONS
      ---------------------

    (a) No Participant will have any right because he or she is a Participant in the Plan to continue in the employ of the Corporation or any of its subsidiaries for any period of time, or any right to continuation of his or her present or any other rate of annual base salary. The rights and powers of the Corporation which now exist or may exist in the future to discharge any Participant from his or her employment or change the assignment of any Participant are expressly reserved to the Corporation.

    (b) When any payment is made under the Plan, the Corporation is authorized to withhold from such payment any amount necessary to satisfy income tax and other withholding requirements.

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    (c)   Cash Awards may not be sold, transferred, pledged or assigned prior to payment or forfeiture.

  10.  GOVERNING LAW
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     The validity, construction and effect of this Plan, any rules and regulations relating to this Plan, and any Cash Awards payable under this Plan, will be determined in accordance with the laws of the state of New York.

  11.  DEFINITIONS
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    (a)   ACTUAL BASE SALARY. With respect to any specified period, the amount of Base Salary earned by a Participant for such period, whether paid to the Participant or deferred at the Participant's election pursuant to any tax-qualified or nonqualified plan or arrangement of the Corporation.

    (b) BASE SALARY. The annual base salary payable to a Participant, at the rates in effect from time to time.

    (c)   CHANGE IN CONTROL.  Any of the following events:

       (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this
           Section 11(c); or

       (ii) Individuals who, as of the date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a

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           majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

       (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

    (d) DISABILITY. "Disability" will mean a disability entitling a Participant to long-term disability benefits under the applicable long-term disability plan of the Corporation and its subsidiaries.

    (e) EVA(R). As to a business unit or the Corporation, as applicable, the Net Operating Profit After Tax of such entity, minus a charge on the capital invested

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         in such entity, and excluding non-cash reserve activity. EVA(R) is a registered trademark of Stern Stewart & Co.

    (f) EVA(R) PERFORMANCE TARGET. The budgeted percentage of EVA set by the Chairman and approved by the P&C Committee for the applicable Performance Period for a business unit or the Corporation, as applicable.

    (g) P&C COMMITTEE. The Personnel and Compensation Committee of the Board of Directors of the Corporation.

    (h) PERFORMANCE PERIOD. The "Performance Period" will be generally from January 1 to December 31, unless otherwise established by the Chairman.

    (i) RETIREMENT. "Retirement" means a Participant's early or normal retirement under the applicable tax-qualified retirement plan of the Corporation as in effect at the time.

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                        ANNUAL INCENTIVE PLAN - EXAMPLES
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1.  THE COMPANY ACHIEVES ITS TARGET PERFORMANCE

Let's say that the unit has an EVA goal of $50 million for the year. At the end of the year, the EVA is $50 million. So, the unit met the EVA goal and is said to have achieved 100% of its EVA Performance Target.

Here's how to calculate your individual award when the unit achieves its EVA Performance Target:

- Determine your Actual Base Salary during the Performance Period, let's say                          $80,000
- Multiply that figure by your Target Award. We'll use 20%                                              x 20 %
- This equals your AWARD AT TARGET PERFORMANCE (100%)                                                 $16,000
- Now multiply the Target Award by the unit's EVA                                                       x 100%
-The result is your Cash  Award                                                                       $16,000
                                                                                                      -------

2. THE COMPANY EXCEEDS ITS PERFORMANCE TARGET BY 10%

What would happen if the unit exceeds its goal? Let's say that the unit achieves an EVA of $55 million for the year when its goal was $50 million. This would be 110% of the EVA Performance Target.

For every 1% the unit exceeds EVA Performance Target the individual's Cash Award increases by 3 percentage points.

Here's how to calculate your Cash Award under these circumstances:

- Determine your Actual Base Salary during the Performance Period, again let's use                     $80,000
- Multiply that figure by your Target Award                                                               x 20%
- Once again, this equals your AWARD AT TARGET PERFORMANCE (100%)                                      $16,000

- Because the unit EVA achievement is 10% above the EVA goal, the individual's Cash
Award is increased by 30% (3 x 10% = 30%) and results in an EVA Performance Target of
 130% (100% + 30% = 130%)
                                                                                                    x 130%
- The result is your Cash Award                                                                        $20,800
                                                                                                       -------

3. THE COMPANY MISSES ITS PERFORMANCE TARGET BY 10%

What happens if the unit misses its goal? Let's say that the unit achieves an EVA of $45 million for a year when the goal was $50 million. This would only be 90% of the EVA Performance Target.

For every 1% the unit misses its EVA Performance Target the individual's Cash Award decreases by 3 percentage points.


Here's how to calculate your Cash Award under these circumstances:

- Again we'll use example #1 as your Actual Base Salary during the Performance Period                  $80,000
- Multiply that figure by your Target Award                                                               x 20%
- This equals your AWARD AT TARGET PERFORMANCE (100%)                                                  $16,000
- Because the Company missed its goal by 10% (100%-10%=90%) the individual's Cash Award is decreased by 30% (3 x 10% = 30%) and results in a multiplier of 70% (100%-30% = 70%)
                                                                                                        x   70%

-The result is your Cash Award                                                                         $11,200
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

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